As filed with the Securities and Exchange Commission on July 26, 2013

Registration Statement No. 333-176578

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0068479
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2170 Piedmont Road, N.E. Atlanta, Georgia 30324

(Address, including zip code, of registrant’s principal executive offices)

Waltham Services, LLC Tax-Favored Employees’ Savings Plan

(Full Title of Plan)

R. Randall Rollins

Chairman of the Board

2170 Piedmont Road, N.E.

Atlanta, Georgia 30324

(404) 888-2000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:	Stephen D. Fox, Esq.
Arnall Golden Gregory LLP
171 Seventeenth Street, NW, Suite 2100
Atlanta, Georgia 30363
(404) 873-8528

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8, Registration No. 333-176578 (the “Registration Statement”), of Rollins, Inc. (the “Company”), which was filed with the Securities and Exchange Commission and became effective on August 31, 2011.  The Registration Statement registered 1,000,000 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), for sale pursuant to the Waltham Services, LLC Tax-Favored Employees’ Savings Plan.

The offering pursuant to the Registration Statement has been terminated.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the 999,966 shares of Common Stock registered, but unsold, under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 26, 2013.

ROLLINS, INC.

By:	/s/ Gary W. Rollins
Gary W. Rollins
Vice Chairman and Chief Executive Officer, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Gary W. Rollins	Vice Chairman and Chief Executive Officer (principal	July 26, 2013
Gary W. Rollins	executive officer), and Director

/s/ Harry J. Cynkus	Senior Vice President, Chief Financial Officer and Treasurer	July 26, 2013
Harry J. Cynkus	(principal financial and accounting officer)

/s/ R. Randall Rollins	Chairman of the Board of Directors	July 26, 2013
R. Randall Rollins

/s/ John F. Wilson	President, Chief Operating Officer and Director	July 26, 2013
John F. Wilson

The Directors of the Company listed below have executed this Post-Effective Amendment No. 1 to  Registration Statement on Form S-8 by their respective Attorney-in-Fact, Gary W. Rollins.

Henry B. Tippie, Director
James B. Williams, Director
Bill J. Dismuke, Director
Thomas J. Lawley, Director
Larry L. Prince, Director

/s/ Gary W. Rollins
Gary W. Rollins,
As Attorney-in-Fact
July 26, 2013